                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         LUTHER MEDICAL PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         LUTHER MEDICAL PRODUCTS, INC.

                    Notice of Annual Meeting of Shareholders
                            Friday, December 8, 1995



     TO THE SHAREHOLDERS OF LUTHER MEDICAL PRODUCTS, INC.:

     NOTICE IS HEREBY GIVEN and you are cordially invited to attend the Annual Meeting of Shareholders of Luther Medical Products, Inc., a California corporation (the "Company"), which will be held at the Company's offices, 14332 Chambers Road, Tustin, California 92680, at 9:00 A.M., local time, on Friday, December 8, 1995. The Annual Meeting will be held for the following purposes, as more fully described in the attached Proxy Statement:

          (1) Election of Directors.  To elect a Board of five (5) Directors.
              ---------------------
     The persons nominated, Messrs. Rollo, Isaacs, Payne, Hamilton, and Dahlman, are described in the attached Proxy Statement; and

          (2) Other Business.  To consider and act upon any other business
              --------------
     matters as may properly come before the meeting or any postponements or adjournments thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on October 13, 1995, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                            BY ORDER OF THE BOARD OF DIRECTORS,



                                            ------------------------------------
                                            Petra Darling, Secretary

                                            November 1, 1995


     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

     Requests for additional copies of proxy materials should be addressed to Petra Darling, Corporate Secretary, at the offices of the Company, 14332 Chambers Road, Tustin, California 92680.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Proxies...................................................................    1
Voting Securities.........................................................    1
Security Ownership of Certain Beneficial Owners and Management............    2
Election of Directors.....................................................    4
Directors and Executive Officers..........................................    5
Executive Compensation....................................................    6
Summary of Transactions In All Company Benefit Plans......................   10
Certain Transactions......................................................   10
Proxy Expenses............................................................   10
1995 Annual Report to Shareholders........................................   11
Shareholder Proposals.....................................................   11
Independent Public Accountants............................................   11
Other Business............................................................   11

                         LUTHER MEDICAL PRODUCTS, INC.
                              14332 CHAMBERS ROAD
                            TUSTIN, CALIFORNIA 92680
                                 (714) 544-3002

                             --------------------

                                PROXY STATEMENT

                             --------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            Friday, December 8, 1995
                            ------------------------


                                    PROXIES

     The enclosed Proxy is solicited by and on behalf of the management and Board of Directors of LUTHER MEDICAL PRODUCTS, INC., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders and at any and all adjournments thereof (the "Annual Meeting") to be held at the Company's offices, 14332 Chambers Road, Tustin, California 92680, at 9:00 a.m., local time. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Secretary of the Company at its principal office address listed above, by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy. The solicitation is being made only by use of the mails and the cost thereof will be borne by the Company.

     A complete copy of the Company's 1995 Annual Report on Form 10-KSB to the Securities and Exchange Commission, including the financial statements and schedules thereto, may be obtained without charge by shareholders (including beneficial owners of the Company's common stock) by sending a written request to the Secretary of the Company, Luther Medical Products, Inc., 14332 Chambers Road, Tustin, California 92680.

     The Annual Report to Shareholders of the Company, which report includes financial statements of the Company for the fiscal years ended June 30, 1994, and 1995, were mailed with this Proxy Statement and the accompanying Proxy, commencing November 1, 1995, to each person who was a shareholder as of the record date.


                               VOTING SECURITIES

     October 13, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of that date, the Company had outstanding 2,985,636 shares of common stock, no par value per share (the "Common Stock"), the only outstanding voting securities of the Company. Shareholders of record of Common Stock at the close of business on October 13, 1995, will be entitled to one vote for each share held upon all matters to be considered at the Annual Meeting, except that in the election of directors, all shareholders shall be entitled to cumulate votes for a candidate or candidates whose names have been placed in nomination, if one or more shareholders have given notice at the meeting, prior to the voting, of an intention to cumulate votes. If the shareholders are entitled to cumulate their votes, they may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled or may distribute his or her votes on the same principle among as many candidates as the shareholder sees fit. Discretionary authority by the Board of Directors to cumulate their votes is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the Board of Directors' proxies to cumulate their votes for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees of the Board of Directors as possible.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock at October 13, 1995, (except as otherwise indicated by footnote) by (i) each person (including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934) known by management to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors and nominees, and (iii) all executive officers, directors, and nominess as directors of the Company as a group:

                                                Shares of Common Stock
                                                Beneficially Owned (2)
      Name of Individual                        Amount (1)         %
      ------------------                        ----------        ----
      David Rollo                               103,175(3)         3.3
      Mark S. Isaacs                             85,211(4)         2.8
      Jack W. Payne                              46,500(5)         1.5
      D. Ross Hamilton                           84,856(6)         2.8
      William R. Dahlman                          - 0 -(7)         0.0

      Ronald B. Luther                          343,133(8)        10.8

      All executive officers, directors,
      and nominees as directors
      as a group (7 persons)                    680,232(9)        19.6

      13D Reporting Group                       446,947(10)       14.0

----------------
(1) The persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Assumes the exercise of options and warrants to purchase 490,073 shares held by executive officers and directors of the Company, which options and warrants are, or become, exercisable within the 60 days of the record date.

(3) Includes 3,175 shares beneficially owned by Mr. Rollo, plus warrants to purchase 150,000 shares at an exercise price of $2.94 per share, expiring at various dates from December 5, 1999, to December 5, 2001, of which 100,000 warrants are exercisable as of, or within 60 days of, the record date. Mr. Rollo's address is 14332 Chambers Road, Tustin, California 92680.

(4) Includes 12,568 shares beneficially owned by Mr. Isaacs, plus warrants to purchase 7,143 shares at an exercise price of $3.50 per share, expiring on September 12, 1996; warrants to purchase 5,000 shares at an exercise price of $5.57 per share, expiring on January 28, 1997; warrants to purchase 5,000 shares at an exercise price of $3.50 per share, expiring on January 15, 1998; warrants to purchase 25,000 shares at an exercise price of $2.75 per share, expiring on July 23, 1998; warrants to purchase 5,000 shares at an exercise price of $2.50 per share, expiring on January 21, 1999; warrants to purchase 13,500 shares at an exercise price of $2.55 per share, expiring on January 27, 2000; and warrants to purchase 12,000 shares at an exercise price of $2.56 per share, expiring at various times during the period of April 30 through September 30, 2000. Mr. Isaacs' address is 14332 Chambers Road, Tustin, California 92680.

(5) Includes warrants to purchase 2,500 shares at an exercise price of $6.20 per share, expiring on March 20, 1997; warrants to purchase 5,000 shares at an exercise price of $3.50 per share, expiring on January

     15, 1998; warrants to purchase 25,000 shares at an exercise price of $2.75 per share, expiring on July 23, 1998; warrants to purchase 5,000 shares at an exercise price of $2.50 per share, expiring on January 21, 1999; and warrants to purchase 9,000 shares at an exercise price of $2.55 per share, expiring on January 27, 2000. Mr. Payne's address is 4515 S. Meadow Drive, Boulder, Colorado 80301.

(6) Includes 5,000 shares beneficially owned by Mr. Hamilton and 30,856 shares owned by a partnership, of which Mr. Hamilton and an unaffiliated third party each owns 50%; warrants to purchase 35,000 shares at an exercise price of $2.75 per share, expiring on July 23, 1998; warrants to purchase 5,000 shares at an exercise price of $2.50 per share, expiring on January 21, 1999; and warrants to purchase 9,000 shares at an exercise price of $2.55 per share, expiring on January 27, 2000. Mr. Hamilton's address is 9440 Gregory Road, Easton, Maryland 21601.

(7)  Mr. Dahlman's address is 215 N. Marengo Avenue, Pasadena, California 91101.

(8) Includes 134,367 shares beneficially owned by Mr. Luther, 3,479 shares owned by Mr. Luther's spouse, as to which shares Mr. Luther disclaims beneficial ownership, warrants to purchase 21,429 shares at an exercise price of $3.50 per share, expiring on January 26, 1996; warrants to purchase 14,286 shares at an exercise price of $3.50 per share, expiring on January 18, 1996; warrants to purchase 70,000 shares at an exercise price of $3.75 per share, expiring on March 24, 1997; warrants to purchase 15,000 shares at an exercise price of $3.50 per share, expiring April 23, 1998; warrants to purchase 7,143 shares at an exercise price of $3.50 per share, expiring on June 24, 1998; warrants to purchase 4,286 shares at an exercise price of $3.25 per share, expiring on April 22, 1999; warrants to purchase 100,000 shares at an exercise price of $2.63 per share, expiring at various dates from November 19, 1998, to November 19, 2002, of which 40,000 warrants are exercisable as of, or within 60 days of, the record date; and warrants to purchase 100,000 shares at an exercise price of $3.63 per share, expiring September 18, 2000, of which 20,000 warrants are exercisable as of, or within 60 days of, the record date. Also includes options, issued to Mr. Luther's spouse, to purchase 2,143 shares at an exercise price of $2.63 per share, expiring on January 18, 1996; options to purchase 1,500 shares at an exercise price of $4.25 per share, expiring on November 15, 1996; options to purchase 1,000 shares at an exercise price of $4.25 per share, expiring on November 13, 1997; and options to purchase 8,500 shares at an exercise price of $3.07 per share, expiring on April 23, 1998, as to all of which options and the underlying shares Mr. Luther disclaims beneficial ownership. Mr. Luther's address is 14332 Chambers Road, Tustin, California 92680.

(9)  Includes all shares, options, and warrants described in notes (3) through
     (6), inclusive, and (8), above; 714 shares beneficially owned by an executive officer who is not a director, plus options to purchase 1,429 shares at an exercise price of $3.71 per share, expiring on June 19, 1997; options to purchase 4,571 shares at an exercise price of $2.63 per share, expiring on January 18, 1996; options to purchase 1,500 shares at an exercise price of $4.25 per share, expiring on November 15, 1996; options to purchase 1,000 shares at an exercise price of $4.25 per share, expiring on November 13, 1997; options to purchase 6,000 shares at an exercise price of $3.07 per share, expiring on April 23, 1998; and options to purchase 2,143 shares at an exercise price of $3.25 per share, expiring on April 22, 1999.

(10) Includes all shares, options, and warrants described in note (8), above.
     In July of 1995, a "reporting group" consisting of Ronald B. Luther, Barbara C. Luther, Ray R. Thurston, and Amy Thurston filed a Schedule 13D with the Securities and Exchange Commission and, in September of 1995, filed Amendment No. 1 thereto. The information regarding the beneficial ownership of Common Stock attributed to the group in the table was derived from the information provided in Item 5 of Amendment No. 1 to Schedule 13D, subject to adjustment by the Company for completeness or accuracy.

                                 ELECTION OF DIRECTORS

     The five (5) persons named below have been nominated by management for election as directors to serve until the Annual Meeting to be held in 1996 and until their respective successors are elected and shall qualify. Each of the nominees, with the exception of Mr. Dahlman, has previously served as a director of the Company.

     Unless otherwise instructed, the enclosed Proxy will be voted for election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable or declines to serve.

     Name of Nominee                  Age        Director Since
     ---------------                  ---        --------------
     David Rollo                       54             1993
     Mark S. Isaacs                    31             1991
     Jack W. Payne                     65             1992
     D. Ross Hamilton                  57             1993
     William R. Dahlman                53             nominee

     Each of the Company's directors, with the exception of Mr. Dahlman, has been elected or appointed to serve until the next meeting of shareholders. Except as described below, there are no arrangements or understandings between any director and any other person pursuant to which any person was elected or nominated as a director. Pursuant to an understanding between the Company and a shareholder group, of which Mr. Luther is a member, Mr. Dahlman has been nominated to serve as a director of the Company until his successor is elected and shall qualify, subject to Mr. Dahlman's election at the Annual Meeting. Such understanding also provides that the Company's directors shall increase the number of directors of the Company from five to six during the Company's current fiscal year to facilitate the appointment of a director to be designated by such group to serve until the following annual meeting of the Company's shareholders.

     Mr. Rollo has served as President, Chief Executive Officer, and as a director of the Company since December of 1993, as its Chief Financial Officer since January of 1994, and as its Chairman of the Board since June of 1995.
From 1976 to 1993, Mr. Rollo was employed by Telectronics Inc. (or by certain of its affiliates), a Denver, Colorado, based heart pacemaker manufacturer, in various positions, including President and Chief Executive Officer.

     Mr. Isaacs has served as a director of the Company since September of 1991. From April of 1995 to the present, he has also served as a consultant to the Company, which engagement is currently set to terminate in December of 1995. From March of 1991 to October of 1994, Mr. Isaacs was engaged in the acquisition of silver mining properties under the name SilTex Resources. In August of 1992, SilTex Resources was incorporated in Nevada as "SilTex Resources, Inc." Mr. Isaacs served as its Chairman of the Board and Chief Executive Officer until October of 1994, as a director until December of 1994, and as a consultant through April of 1995. From February of 1993 until October of 1994, Mr. Isaacs served as President, Chief Executive Officer, and Chairman of the Board of Belcor Inc. ("Belcor"), whose business consists of natural resource related activities.

     Mr. Payne has served as a director of the Company since March of 1992.
From January of 1993 to the present, he has served as the Executive Vice President and a director of Sequin Hospital Bed Corporation, a Denver, Colorado, durable medical equipment company of which he is a co-founder. From June of 1992 to the present, Mr. Payne has also served as President and Chief Executive Officer of FerroMagnetic Therapeutics Corp., a Denver, Colorado, biotechnology company. From December of 1993 to the present, he has served as a director of First Fidelity Acceptance Corp., a public Dallas, Texas, financial services company. Between 1990 and 1993, Mr. Payne served as the President of Executive Marketing International, Inc., a Denver, Colorado, human resource consulting company. From January of 1990 to June of 1992, he was the President and served as the Chief Operating Officer of Bio Barrier Corporation. Mr. Payne commenced his career in the medical products and devices field at Baxter Travenol Laboratories, Inc., in 1958, where, until 1977, he was employed in various sales and executive positions. Thereafter, he continued his career in that industry with executive positions at R.P. Scherer Corporation and Terumo Medical Products, Inc.

     Mr. Hamilton has served as a director of the Company since March of 1993. For not less than the previous five years, he has served as President of Hamilton Research, Inc., a Maryland-based financial consulting firm. Since December of 1989, Mr. Hamilton has served as a director of Incstar Corporation, 52% of which enterprise is owned by Fiat S.p.A.; since January of 1993, as a director of Belcor; and since June of 1994, as a director of Alpharel, Inc., a computer software company. Between 1968 and 1981, he served as a Vice President of Dean Witter Reynolds and, for the six previous years as an officer at Chemical Bank.

     Mr. Dahlman is a nominee to serve as a director of the Company. From January of 1991 to the present, he has served as a principal of WRD & Associates, a Los Angeles, California, contract management and consulting group. From 1987 until forming WRD & Associates, Mr. Dahlman was the President and Chief Executive Officer of Suntory Water Group in Atlanta, Georgia.

Committees; Meetings

     The Company has standing audit, compensation, and nominating committees.

     The Company's Board of Directors met a total of seven times during the fiscal year ended June 30, 1995.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are:

Name                            Age                     Position
----                            ---                     --------
David Rollo                      54         Chairman of the Board, President,
                                              Chief Executive Officer,
                                              Chief Financial Officer, Director

Ronald B. Luther                 63         Vice President, Director of
                                              Research and Development

Petra Darling                    51         Secretary

Mark S. Isaacs                   31         Director

Jack W. Payne                    65         Director

D. Ross Hamilton                 57         Director

     Each of the Company's directors has been elected or appointed to serve until the next annual meeting of shareholders. Except as set forth under "Election of Directors," above, there are no arrangements or understandings between any director and any other person pursuant to which any person was elected or nominated as a director. The Company's executive officers serve at the discretion of the Board of Directors.

     Set forth below are brief descriptions of the business experience of Mr. Luther and Ms. Darling, who are not nominees to serve as directors of the Company. For information concerning the business experience of Messrs. Rollo, Isaacs, Payne, Hamilton, and Dahlman, see "Election of Directors," above.

     Mr. Luther is the founder of the Company and, since September of 1995 has served as its Vice President, Director of Research and Development. From the Company's organization in 1980, until the election of directors at the Annual Meeting, he served as a director; until June of 1995, as the Company's Chairman of the

Board; until December of 1993, as its Chief Executive Officer; and, between 1980 and 1990 and during 1992 and 1993, as its President. From 1978 to 1980, Mr. Luther was the President and sole shareholder of Luther Medical Systems, Inc., a research and consulting company. From 1975 to 1978, he was the President of William Harvey Research Corporation, a manufacturer of blood oxygenators for open heart surgery.

     Ms. Darling has served as secretary of the Company since November of 1992. Since 1981, she has been employed by the Company in various administrative, non-policy making capacities, including the Company's assistant secretary (between 1988 and 1992) and its controller (from 1981 to the present), reporting to the Company's principal accounting officer.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


                                                                                                 Long Term Compensation
                                                                                    ------------------------------------------------

                                                 Annual Compensation                          Awards                Payouts
                                         -------------------------------------------------------------------------------------------

                                                                        Other
     Name                                                              Annual       Restricted                            All Other
      and                                                              Compen-         Stock                     LTIP      Compen-
   Principal                                                           sation        Award(s)       Options/    Payouts    sation
   Position                   Year        Salary($)     Bonus($)        ($)            ($)           SARs(#)      ($)       ($)
------------------------------------------------------------------------------------------------------------------------------------
David Rollo                   1995      $141,437          ---            ---           ---           - 0 -        ---       ---
(President,                   1994      $ 74,417/1/       ---            ---           ---          150,000       ---       ---
 CEO, and CFO)

Ronald Luther                 1995      $107,690          ---            ---           ---           - 0 -        ---       ---
(Vice President,              1994      $100,000          ---            ---           ---          104,286       ---       ---
 Director - R&D)              1993      $100,000          ---            ---           ---           15,000       ---       ---

All executive
officers as a group
(3 persons)                   1995      $308,383          ---            ---           ---            9,286       ---       ---
(3 persons)                   1994      $230,334          ---            ---           ---          258,429       ---       ---
(2 persons)                   1993      $275,910/2/       ---            ---           ---           32,000       ---       ---

-----------------
/1/ Represents the period from the commencement of Mr. Rollo's employment in December of 1994 through the end of the Company's fiscal year at June 30, 1995.

/2/ Includes $96,110 in cash compensation accrued or paid by the Company for services rendered by an executive officer of the Company who left its employ subsequent to June 30, 1992.

-----------------


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         Individual Grants
----------------------------------------------------------------------------------------------------------------------------------
                                           Percent of Total
                                             Options/SARs
                         Options/              Granted to                                        Market Price
                          SARs               Employees in            Exercise or Base              on Date              Expiration
Name                   Granted(#)            Fiscal Year                Price($/Sh)             of Grant($/Sh)             Date
----------------------------------------------------------------------------------------------------------------------------------
David Rollo              - 0 -                   N/A                       N/A                       N/A                   N/A
Ronald Luther            - 0 -                   N/A                       N/A                       N/A                   N/A

            LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                                                                                   Value of
                                                                                                Number of         Unexercised
                                                                                               Unexercised       In-the-Money
                                                                                             Options/SARs at    Options/SARs at
                                                                                               FY-End (#)         FY-End ($)

                                         Shares Acquired                                      Exercisable/       Exercisable/
Name                                     on Exercise(#)            Value Realized($)          Unexercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
David Rollo                                  - 0 -                        ---                    50,000/            - 0 -/
                                                                                                100,000             - 0 -

Ronald Luther                                - 0 -                        ---                   192,144/            - 0 -/
                                                                                                140,000             - 0 -

     The Company employs Mr. Rollo as its Chief Executive Officer and President pursuant to a series of employment agreements, the most current of which is effective as of December of 1995. Mr. Rollo's annual base compensation thereunder currently is $150,000, subject to cost of living increases and periodic review and increase upon the recommendation of the Company's compensation committee. Mr. Rollo is also entitled to receive bonus payments in their discretion.

     Upon execution of the initial employment agreement in December of 1993, the Company granted to Mr. Rollo warrants to purchase 150,000 shares of the Company's common stock, of which 50,000 warrants vested in December of 1994, 50,000 are to vest in December of 1995, and 50,000 are to vest in December of 1996. The exercise price of the warrants (the average of the closing bid and asked prices as quoted on the NASDAQ System on December 6, 1993) is $2.94.

     If Mr. Rollo's employment by the Company should terminate for any reason, all of such warrants that, as of the date of termination, otherwise would have become exercisable within the 12-month period following the date of termination shall immediately vest and become exercisable. Vesting of all of Mr. Rollo's unvested warrants shall be accelerated to the date on which a sale of all or substantially all of the Company's assets closes or a change of control of the Company occurs.

     Under certain circumstances, a termination of Mr. Rollo's employment agreement will cause the Company to pay to Mr. Rollo (i) his full base compensation through the date of termination at the rate in effect at the time of such termination and (ii) a lump sum equal to 50% (in the event a qualifying termination occurs on or before December 5, 1995) or 100% (in the event a qualifying termination occurs on or after December 6, 1995) of his annual base compensation at the highest rate in effect during the 12 months immediately preceding the date of termination.

     Through and including December 5, 1995, under certain other circumstances (including, but not limited to, a sale by the Company of all or substantially all of its assets or a "change of control of the Company"), a termination of Mr. Rollo's employment agreement will cause the Company to pay to Mr. Rollo (i) his full base compensation through the date of termination at the rate in effect at the time of such termination and (ii) a lump sum of $100,000.

     A "change in control of the Company" means a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that such "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities.

     Effective in September of 1995, the Company and Mr. Luther entered into an agreement (the "September 1995 Agreement"), pursuant to which the Company employs Mr. Luther as its Vice President, Director of Research and Development. Mr. Luther's annual base compensation thereunder is $115,000, subject to periodic review. Mr. Luther may receive bonus payments in the discretion of the Company's compensation committee. The September 1995 Agreement supersedes an earlier employment agreement entered in November of 1993 (the "November 1993 Agreement").

     Upon execution of the November 1993 Agreement, the Company granted to Mr. Luther warrants to purchase 100,000 shares of the Company's common stock, of which warrants, 40,000 of which are currently vested and the remainder vest annually in November of 1996, 1997, and 1998, in three equal allotments of 20,000 each. The exercise price of the warrants, as determined by the Company's board of directors (with Mr. Luther abstaining) is $2.63.

     During each of the five years following the earlier of (i) termination of the agreement for any reason (other than if Mr. Luther has been convicted of committing a felony) or (ii) November 19, 1998, the Company shall pay to Mr. Luther compensation ("Royalties") equivalent to two percent of the "net sales price" of all products manufactured by, or on behalf of, the Company for which the Company received a 510(k) notification from the United States Food and Drug Administration that bears a date on or after November 19, 1993. No Royalties shall accrue in favor of Mr. Luther during the period that the Company is responsible to pay to him base compensation. Royalties shall be paid in cash, quarterly, in arrears. Any successor to the Company may limit Royalties (i) to the amount paid by the Company prior to such event of succession, if, as of the date of such event, Mr. Luther had received Royalties in an aggregate amount of not less than $2,000,000 or (ii) to a maximum aggregate amount of $2,000,000, if, as of such event of succession, Mr. Luther had not received Royalties in such amount. In lieu of the second limitation, a successor to the Company may pay to Mr. Luther the then net present value of Royalties remaining to be paid, to a maximum aggregate payment of $2,000,000.

     "Net sales price" means all revenues from sales of relevant royalty products received by the Company in arms-length transactions for commercial purposes, whether a sale, lease, or other transaction, less sales, excise, and use taxes; export or import duties; freight; credits for claims; and allowances for returns from, and samples to, purchasers. If the Company grants licenses or otherwise transfers to unaffiliated third parties certain patent rights to sell relevant royalty products, sales or leases thereof by such third parties shall be deemed to be sales or leases by the Company, although the calculation of such "third-party generated" Royalties would be reduced from two percent to one percent of the royalty revenues received by the Company.

     During the period that Royalties are to be paid by the Company, Mr. Luther shall not, without the Company's prior written consent, engage in business activities that are the same or substantially similar to the businesses, products, services, or markets of the Company. The Company's termination of Mr. Luther's employment pursuant to the at will employment provisions of the September 1995 Agreement shall be deemed to be such written consent. Additionally, Mr. Luther may elect to compete by voluntarily terminating the Company's Royalties obligation.

     If Mr. Luther's employment agreement is terminated due to his death or disability, the Company will be required to pay to Mr. Luther, his designee, or his estate, as appropriate, (i) his full base compensation to the date of termination, (ii) a sum equivalent to one month's salary for each year commencing November 12, 1980, payable monthly for the relevant number of months, and (iii) the Royalties. If Mr. Luther's employment agreement is terminated pursuant to the at will employment provisions of the September 1995 Agreement, the Company will be required to pay to Mr. Luther (i) his full base compensation to the date of termination, (ii) a sum equivalent to 16 months' salary in 16 equal monthly installments, and (iii) the Royalties.

     Directors who are not officers of the Company receive a fee of $600 per meeting attended in person, or $400 per meeting attended by telephone, as compensation for their services.

     The Company granted warrants to its directors to purchase the number of shares of the Company's Common Stock set forth in the chart below. Except as noted, each warrant was exercisable immediately, for a period of five years, and is currently outstanding. The chart does not reflect warrants that expired, unexercised prior to the Company's fiscal year ended June 30, 1995.

                                                                        Fair
Name of           Number of    Date of       Date of       Exercise    Market
Individual         Shares       Grant       Expiration      Price     Value/1/
---------------   ---------   ---------   --------------   --------   --------
D. Rollo/2/         150,000   Dec. 1993   Dec. 1999-2001      $2.94      $2.94
M. Isaacs             7,143   Sep. 1991   Sep. 1996            3.50       5.01
M. Isaacs             5,000   Jan. 1992   Jan. 1997            5.57       8.32
M. Isaacs             5,000   Jan. 1993   Jan. 1998            3.50       4.57
M. Isaacs            25,000   July 1993   July 1998            2.75       2.75
M. Isaacs             5,000   Jan. 1994   Jan. 1999            2.50       3.13
M. Isaacs            13,500   Jan. 1995   Jan. 2000            2.55       3.25
M. Isaacs/3/         13,500   Sep. 1995   Sep. 2000            2.56       3.13
J. Payne              2,500   Mar. 1992   Mar. 1997            6.20       9.26
J. Payne              5,000   Jan. 1993   Jan. 1998            3.50       4.57
J. Payne             25,000   July 1993   July 1998            2.75       2.75
J. Payne              5,000   Jan. 1994   Jan. 1999            2.50       3.13
J. Payne              9,000   Jan. 1995   Jan. 2000            2.55       3.25
R. Hamilton          35,000   July 1993   July 1998            2.75       2.75
R. Hamilton           5,000   Jan. 1994   Jan. 1999            2.50       3.13
R. Hamilton           9,000   Jan. 1995   Jan. 2000            2.55       3.25
R. Luther             7,143   June 1988   June 1998            3.50       6.58
R. Luther/4/         21,429   Jan. 1990   Jan. 1996            3.50       4.41
R. Luther            14,286   Jan. 1991   Jan. 1996            3.50       2.66
R. Luther/5/         70,000   Nov. 1991   Nov. 1996            3.75       6.75
R. Luther            15,000   Apr. 1993   Apr. 1998            3.50       4.57
R. Luther/6/        100,000   Nov. 1993   Nov. 1998-2002       2.63       4.57
R. Luther             4,286   Apr. 1994   Apr. 1999            3.25       3.25
R. Luther/7/        100,000   Sep. 1995   Sep. 2000            3.63       3.13

--------------------
/1/ Fair market value represented the average of the bid and asked price for a share of the Company's common stock on the date of grant.

/2/ 100,000 of such warrants are currently exercisable as of, or within 60 days of, the record date; 50,000 of such warrants are to vest in December of 1996. If Mr. Rollo's employment by the Company should terminate for any reason, all of such warrants that, as of the date of termination, otherwise would have become exercisable within the 12-month period following the date of termination shall immediately vest and become exercisable. Vesting of all such unvested warrants shall be accelerated to the date on which a sale of all or substantially all of the Company's assets closes or a change of control of the Company occurs.

/3/ 12,000 of such warrants are currently exercisable; 1,500 of such warrants will be exercisable in December of 1995.

/4/ The exercise period of such warrants commenced one year after date of grant (or in January of 1991).

/5/ The exercise period of such warrants commenced on March 24, 1992, the effective date of an agreement between the Company and Pharmacia Deltec Inc.

/6/ 40,000 of such warrants are currently exercisable; 20,000 of such warrants are exercisable in November of 1995, 1996, and 1997, respectively.

/7/ 20,000 of such warrants are currently exercisable; 20,000 of such warrants are exercisable in September of 1996, 1997, 1998, and 1999, respectively. Vesting of all of such unvested warrants shall be accelerated (a) in the event of Mr. Luther's death or disability or (b) to the date on which the Company is acquired or all or substantially all of the Company's assets are sold. Such warrants were granted in replacement of 100,000 warrants that were granted in June of 1985, which expired, fully vested and unexercised, in June of 1995.


              SUMMARY OF TRANSACTIONS IN ALL COMPANY BENEFIT PLANS

     The following table sets forth the options and warrants including options under all Company plans granted to the persons set forth in the table for the three years commencing July 1, 1992, and ending June 30, 1995.


                                               GRANTED                 EXERCISED
                                        ---------------------   -----------------------
                                                     Average
                                                    Per Share
                                        Number of   Exercise    Number of    Net Value
                                         Shares       Price      Shares     Realized/1/
                                        ---------   ---------   ---------   -----------
David Rollo..........................     150,000       $2.94       - 0 -         - 0 -
Mark S. Isaacs.......................      53,000       $2.73       - 0 -         - 0 -
Jack W. Payne........................      44,000       $2.77       - 0 -         - 0 -
D. Ross Hamilton.....................      49,000       $2.68       - 0 -         - 0 -
Ronald B. Luther.....................     119,286       $2.65       - 0 -         - 0 -
Petra Darling........................      20,429       $3.17       - 0 -         - 0 -
All current executive
 officers as a group (2).............     289,715       $2.83       - 0 -         - 0 -
All directors who are not
 executive officers as a group (3)...     146,000       $2.72       - 0 -         - 0 -
All employees as a group (4).........     176,436       $3.11      58,284       $26,691

---------------------
1    Market value on the date of exercise, less exercise price.

2    3 persons were eligible in the group.

3    3 persons were eligible in the group.

4 35, 31, and 41 persons were eligible in the group for fiscal years ended June 30, 1993, 1994, and 1995, respectively.


                              CERTAIN TRANSACTIONS

     As of June 30, 1995, Mr. Luther was indebted to the Company in the amount of $183,000. During the fiscal year ended June 30, 1995, Mr. Luther's obligation did not exceed such amount. In September of 1995, such obligation was paid in full.


                                 PROXY EXPENSES

     The entire cost of preparing, assembling, printing, and mailing this Proxy Statement and the enclosed form of Proxy, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Com-

PROXY

This Proxy will be voted in accordance with the instructions set forth on the reverse side of this Proxy Card. This Proxy will be treated as a "Grant of Authority to vote for" (1) the election of the five Directors nominated; and (2) as said Proxy shall deem advisable on such other business as may come before the meeting, unless otherwise directed.

Please Mark, Sign, Date,    When shares are held by joint tenants, both
and Return the Proxy        should sign. When signing as attorney, as
Card Promptly using the     executor, administrator, trustee, or guardian,
Enclosed Envelope.          please give full title as such. If a
                            corporation, please sign in full corporate name
                            by President or other authorized officer. If a
Please sign exactly as      partnership, please sign in partnership name by
name appears below.         authorized person.


                                         _______________________________________
                                         Signature

                                         _______________________________________
                                         Signature if held jointly

                                         ______________________________, 199____
                                         Dated

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       OF LUTHER MEDICAL PRODUCTS, INC.

PROXY

The undersigned hereby appoints David Rollo as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the shares of Common Stock, no par value per share, of Luther Medical Products, Inc., held of record by the undersigned on October 13, 1995 at the Annual Meeting of shareholders to be held on December 8, 1995 or at any postponement or adjournment thereof.

1. Election of Directors:

   For all nominees listed below                  [_]

   Withheld from all nominees                     [_]

   For, except vote withheld from the following nominee(s) _________________

            William R. Dahlman     Jack W. Payne     David Rollo

            D. Ross Hamilton                         Mark S. Isaacs

2. Upon such other matters as may properly come before the Meeting or at any postponement or adjournment thereof.